Exhibit 4.8

Execution Version

TWENTY-FIFTH SUPPLEMENTAL INDENTURE

TWENTY-FIFTH SUPPLEMENTAL INDENTURE (this “Twenty-Fifth Supplemental Indenture”), dated as of March 10, 2025, among T-Mobile USA, Inc. (the “Issuer”), the entities listed on Schedule I hereto (the “New Guarantors”), the existing guarantors signatory hereto (the “Existing Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Issuer is party to the Indenture, dated as of September 15, 2022 (the “Base Indenture”) among the Issuer, T-Mobile US, Inc., a Delaware corporation, as a guarantor, and the Trustee, as amended and supplemented with respect to the Issuer’s (a) 5.200% Senior Notes due 2033 by the First Supplemental Indenture dated as of September 15, 2022, (b) 5.650% Senior Notes due 2053 by the Second Supplemental Indenture dated as of September 15, 2022 and the Sixth Supplemental Indenture dated as of February 9, 2023, (c) 5.800% Senior Notes due 2062 by the Third Supplemental Indenture dated as of September 15, 2022, (d) 4.950% Senior Notes due 2028 by the Fourth Supplemental Indenture dated as of February 9, 2023, (e) 5.050% Senior Notes due 2033 by the Fifth Supplemental Indenture dated as of February 9, 2023 and the Eighth Supplemental Indenture dated as of May 11, 2023, (f) 4.800% Senior Notes due 2028 by the Seventh Supplemental Indenture dated as of May 11, 2023, (g) 5.750% Senior Notes due 2054 by the Ninth Supplemental Indenture dated as of May 11, 2023, (h) 5.750% Senior Notes due 2034 by the Tenth Supplemental Indenture dated as of September 14, 2023, (i) 6.000% Senior Notes due 2054 by the Eleventh Supplemental Indenture dated as of September 14, 2023, (j) 4.850% Senior Notes due 2029 by the Twelfth Supplemental Indenture dated as of January 12, 2024, (k) 5.150% Senior Notes due 2034 by the Thirteenth Supplemental Indenture dated as of January 12, 2024, (l) 5.500% Senior Notes due 2055 by the Fourteenth Supplemental Indenture dated as of January 12, 2024, (m) 3.550% Senior Notes due 2029 by the Fifteenth Supplemental Indenture dated as of May 8, 2024, (n) 3.700% Senior Notes due 2032 by the Sixteenth Supplemental Indenture dated as of May 8, 2024, (o) 3.850% Senior Notes due 2036 by the Seventeenth Supplemental Indenture dated as of May 8, 2024, (p) 4.200% Senior Notes due 2029 by the Nineteenth Supplemental Indenture dated as of September 26, 2024, (q) 4.700% Senior Notes due 2035 by the Twentieth Supplemental Indenture dated as of September 26, 2024, (r) 5.250% Senior Notes due 2055 by the Twenty-First Supplemental Indenture dated as of September 26, 2024, (s) 3.150% Senior Notes due 2032 by the Twenty-Second Supplemental Indenture dated as of February 11, 2025, (t) 3.500% Senior Notes due 2037 by the Twenty-Third Supplemental Indenture dated as of February 11, 2025 and (u) 3.800% Senior Notes due 2045 by the Twenty-Fourth Supplemental Indenture dated as of February 11, 2025, and as amended and supplemented by the Eighteenth Supplemental Indenture dated as of May 21, 2024 (the Base Indenture as so amended and supplemented, the “Indenture”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer, the Existing Guarantors and the New Guarantors are authorized to execute and deliver this Twenty-Fifth Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Guarantors, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the applicable Notes as follows:

1. Defined Terms. As used in this Twenty-Fifth Supplemental Indenture, capitalized terms used but not defined herein shall have the meaning set forth in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Twenty-Fifth Supplemental Indenture refer to this Twenty-Fifth Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally, to unconditionally guarantee, and the Existing Guarantors hereby affirm their joint and several unconditional guarantee of, the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X and the release provisions thereof, the provisions of which, notwithstanding anything the contrary therein, shall apply mutatis mutandis to the New Guarantors’ guarantees of the Issuer’s obligations under the Notes and the Indenture.

3. Notices. All notices or other communications to the Issuer and the New Guarantors shall be given as provided in Section 12.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly contemplated hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

5. Governing Law. THIS TWENTY-FIFTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and the Issuer.

7. Counterpart Originals. This Twenty-Fifth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Twenty-Fifth Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Twenty-Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Twenty-Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes. The parties may sign any number of copies of this Twenty-Fifth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

8. Headings, etc. The headings of the Articles and Sections of this Twenty-Fifth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Twenty-Fifth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Fifth Supplemental Indenture to be duly executed, all as of the date first above written.

T-MOBILE USA, INC.

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

T-MOBILE US, INC.

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

ADSTRUC, LLC
BLIS USA, INC.
VISTAR MEDIA GLOBAL PARTNERS, LLC
VISTAR MEDIA INC., each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

[Twenty-Fifth Supplemental Indenture (2022 Indenture)]

APC REALTY AND EQUIPMENT COMPANY, LLC
ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC
ASSURANCE WIRELESS USA, L.P.
ATI SUB, LLC
CLEARWIRE COMMUNICATIONS LLC
CLEARWIRE LEGACY LLC
CLEARWIRE SPECTRUM HOLDINGS II LLC
CLEARWIRE SPECTRUM HOLDINGS III LLC
CLEARWIRE SPECTRUM HOLDINGS LLC
FIXED WIRELESS HOLDINGS, LLC
IBSV LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
MINT MOBILE, LLC
MINT MOBILE INCENTIVE COMPANY, LLC
NEXTEL SYSTEMS, LLC
NEXTEL WEST CORP.
NSAC, LLC
PRWIRELESS PR, LLC
PUSHSPRING, LLC
SPRINT CAPITAL CORPORATION
SPRINT COMMUNICATIONS LLC
SPRINT LLC
SPRINT SOLUTIONS LLC
SPRINT SPECTRUM REALTY COMPANY, LLC
TDI ACQUISITION SUB, LLC
T-MOBILE CENTRAL LLC
T-MOBILE INNOVATIONS LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PUERTO RICO HOLDINGS LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson

Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

[Twenty-Fifth Supplemental Indenture (2022 Indenture)]

T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES LLC
T-MOBILE SOUTH LLC
T-MOBILE WEST LLC
TMUS INTERNATIONAL LLC
TVN VENTURES LLC
UVNV, LLC
VMU GP, LLC
WBSY LICENSING, LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

SPRINTCOM LLC
SPRINT SPECTRUM LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Assistant Treasurer

[Twenty-Fifth Supplemental Indenture (2022 Indenture)]

BREEZE ACQUISITION SUB LLC, as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

[Twenty-Fifth Supplemental Indenture (2022 Indenture)]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Director

[Twenty-Fifth Supplemental Indenture (2022 Indenture)]

Schedule I

Entity	Jurisdiction of Organization
ADSTRUC, LLC	Delaware

BLIS USA, INC.	Delaware

BREEZE ACQUISITION SUB LLC	Delaware

VISTAR MEDIA GLOBAL PARTNERS, LLC	New York

VISTAR MEDIA INC.	Delaware

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